EXHIBIT 99.1

Plug Power Announces 2016 Second Quarter Results

Company on track to meet all 2016 targets

LATHAM, N.Y., Aug. 04, 2016 (GLOBE NEWSWIRE) -- Plug Power Inc. (NASDAQ:PLUG), a leader in providing energy solutions that change the way the world moves, today announced its financial results for the second quarter of 2016.  Plug Power continues to show growth and improvements in all areas of the business during the second quarter, including:

  Total GAAP revenues of $20.5 million; Total adjusted revenues of $37.9 million;
  99% growth in recurring revenue versus Q2 2015 (service and fuel delivery);
  Bookings of $63 million for the quarter and $135 million year to date;
  Earnings per share (EPS) loss of $0.07 per share; adjusted EPS loss of $0.04 per share.

Please refer to the tables at the end of this press release for a description of adjusted revenue, adjusted gross margin, adjusted earnings per share and a reconciliation of these non-GAAP measures to their comparable GAAP measures.

New customers represent more than 60% of bookings in the second quarter, driven by four new GenKey customer wins. These wins continue to build the Company’s strong foundation of major accounts, and include a leading North American retailer with global presence that has multi-site potential over the next 12 to 18 months. In addition, the second quarter bookings include first-time Plug Power fuel cell users that are deploying turnkey hydrogen and fuel cell systems, one with a major food-manufacturer and another with a food distribution business in the United States.

In Europe, The Carrefour Group, the leading European retailer, adds to an impressive list of Plug Power accounts. Plug Power now has the number one and number two global retailers deploying GenDrive fuel cells. Securing a powerhouse like Carrefour is a significant milestone, and highlights the effectiveness of Plug Power’s sales strategy in Europe.

“New large-scale accounts, significant traction in Europe and continued margin improvements keep us on track for achieving our targeted 2016 goals,” said Andy Marsh, CEO for Plug Power. “Continued strong commercial progress combined with a focus on research and development will ensure Plug Power’s leadership in current and future markets.”

Financial Results

GAAP revenue for the second quarter of 2016 was $20.5 million and adjusted revenue was $37.9 million, as compared to $24.0 million of GAAP revenue in the second quarter of 2015.  As previously discussed, in 2016 the Company is utilizing alternative financing approaches for its Power Purchase Agreement (PPA) deployments to improve liquidity and long-term customer economics.  The second quarter 2016 PPA deployments represent expansion and growth from new sites with the same customer and PPA program as in 2015. The alternative financing requires different accounting treatment as compared to the previous approaches, which required upfront revenue recognition of GenDrive shipments and hydrogen infrastructure deployed.

The Company has shown 2016 PPA deployments with adjusted revenue as if the programs had been financed under approaches similar to 2015 for transparency and comparability.  The adjusted revenue for the second quarter reflects 58% growth over prior year on similar basis and reflects growth in deployments of all products and services.

Key metrics reflecting our continued growth include:

  Deployed 926 GenDrive units in the second quarter of 2016 versus 888 in the second quarter of 2015;
  Completed hydrogen infrastructure at six customer sites during second quarter of 2016 versus three in second quarter of 2015;
  More than 10,000 GenDrive units are under service contract at June 30, 2016, versus more than 6,900 under service contract at June 30, 2015.

GAAP gross margin in the second quarter of 2016 was $384,000 (1.9% of sales) and adjusted gross margin was $6.1 million (16.1% of sales) as compared to GAAP gross margin in second quarter 2015 of $1.6 million (6.5% of sales). In order to provide better visibility to shareholders regarding Plug Power’s progress on margins and cost downs, the Company is presenting adjusted gross margin which is the total gross margin that would have been realized, if the second quarter PPA deployments had been financed on a similar basis to the prior year. Comparatively, this quarter reflects the ongoing progress Plug is making in leveraging its cost base and more importantly significantly improving its margin profile.

Net loss attributable to common shareholders for the second quarter of 2016 was $13.2 million, or $0.07 per share on a diluted basis.  Adjusted net loss for the second quarter of 2016, was $7.4 million, or $0.04 per share on a diluted basis, and reflects net loss adjusted to include the total gross margin that would have been realized if the three PPA sites deployed in the quarter had been financed on a similar basis to prior year. This compares to a net loss attributable to common shareholders in the second quarter of 2015 of $9.3 million, or $0.05 per share on a diluted basis.

Cash and Liquidity

Net cash used in operating activities for the second quarter of 2016 and 2015 was $8.8 million and $10.6 million, respectively.  As of June 30, 2016, Plug Power had total cash of $113.9 million, including cash and cash equivalents of $66.0 million and restricted cash of $47.9 million.  The Company’s net working capital was $77.8 million at June 30, 2016.

As previously disclosed, the Company closed a $40.0 million term loan facility during the second quarter and drew $25.0 million from the facility.  Also during the second quarter of 2016, the Company converted the $25.0 million borrowed under the short term agreement established in the first quarter of 2016 to long-term project financing for first-half PPA deployments.  This financing and the related strategic partnerships are additional key steps towards developing a more robust project financing platform for Plug Power and its customers.

Conference Call

Plug Power has scheduled a conference call and webcast today at 10:00 am ET to review the Company's results for the second quarter of 2016.

Interested parties are invited to listen to the conference call by calling 877-465-1289. Online, the webcast can be accessed at www.plugpower.com, by selecting the conference call link on the home page, or directly https://event.webcasts.com/starthere.jsp?ei=1110940. A playback of the call will be available online for a period following the event.

About Plug Power Inc.

The architects of modern hydrogen and fuel cell technology, Plug Power has revolutionized the industry with its simple GenKey solution, elements of which are designed to increase productivity, lower operating costs and reduce carbon footprints in a reliable, cost-effective way. Plug Power’s GenKey solution couples together all the necessary elements to power, fuel and serve a customer. Plug Power is the partner that customers trust to take their businesses into the future. For more information about Plug Power, visit www.plugpower.com.

Safe Harbor Statement

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. ("PLUG"), including but not limited to statements about PLUG's expectations regarding growth in Europe, revenue, growth with GenKey customers and its project financing platform. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, GenSure and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, GenSure and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission (the “SEC”). For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG's public filings with the SEC including, the "Risk Factors" section of PLUG's Annual Report on Form 10-K for the year ended December 31, 2015. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Plug Power Inc.
Selected Financial Data
(Dollars in 000's except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Revenue:
Sales of fuel cell systems and related infrastructure	$9,121	$18,663	$14,339	$23,753
Services performed on fuel cell systems and related infrastructure	5,360	2,883	10,633	5,528
Power Purchase Agreements	3,062	1,077	5,768	2,054
Fuel delivered to customers	2,638	1,128	4,648	1,787
Other	278	258	403	303
Total revenue	$20,459	$24,009	$35,791	$33,425
Gross profit (loss):
Sales of fuel cell systems and related infrastructure	$1,078	$3,910	$2,398	$3,921
Services performed on fuel cell systems and related infrastructure	(566)	(2,485)	(1,076)	(4,610)
Provision for loss contracts related to service	1,071	-	1,071	-
Power Purchase Agreements	(554)	144	(729)	370
Fuel delivered to customers	(570)	45	(971)	(172)
Other	(75)	(52)	(139)	(58)
Total gross profit (loss)	$384	$1,562	$554	$(549)

Total administration costs (1)	$13,760	$11,427	$26,880	$22,077

EBITDAS	$(10,109)	$(7,519)	$(20,126)	$(17,500)
Net loss	$(13,154)	$(9,253)	$(24,934)	$(20,330)
Diluted net loss per share	$(0.07)	$(0.05)	$(0.14)	$(0.12)

Adjusted EBITDAS	$(4,395)	$(7,519)	$(10,801)	$(17,500)
Adjusted net loss	$(7,440)	$(9,253)	$(15,609)	$(20,330)
Adjusted diluted net loss per share	$(0.04)	$(0.05)	$(0.09)	$(0.12)

Cash used in operating activities	$(8,845)	$(10,610)	$(15,761)	$(24,255)

	At June 30, 2016	At December 31, 2015

Cash, cash equivalents and restricted cash	$113,935	$111,796
Working capital	$77,801	$88,524

(1) Administration costs represent total research and development, and selling, general and administrative costs, including amortization of intangible assets.

Plug Power Inc.
Reconciliation of Non-GAAP Financial Measures
(Dollars in 000's except per share amounts)

Reconciliation of Reported Total Revenue to Adjusted Total Revenue	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Total revenue, as reported	$20,459	$24,009	$35,791	$33,425
Revenue that would have been realized under traditional financing	17,484	-	32,301	-
Adjusted total revenue	$37,943	$24,009	$68,092	$33,425

Reconciliation of Reported Gross Loss to Adjusted Gross Profit (Loss)	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Gross profit (loss), as reported	$384	$1,562	$554	$(549)
Gross profit that would have been realized under traditional financing	5,714	-	9,325	-
Adjusted gross profit (loss)	$6,098	$1,562	$9,879	$(549)

Reconciliation of Reported Operating Loss to Adjusted EBITDAS	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Operating loss, as reported	$(13,376)	$(9,865)	$(26,326)	$(22,626)
Stock-based compensation	2,160	1,738	4,377	3,435
Depreciation and amortization	1,107	608	1,823	1,691
EBITDAS	$(10,109)	$(7,519)	$(20,126)	$(17,500)
Gross profit that would have been realized under traditional financing	5,714	-	9,325	-
Adjusted EBITDAS	$(4,395)	$(7,519)	$(10,801)	$(17,500)

Reconciliation of Reported Net Loss to Adjusted Net Loss	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Net loss attributable to common shareholders, as reported	$(13,154)	$(9,253)	$(24,934)	$(20,330)
Gross profit that would have been realized under traditional financing	5,714	-	9,325	-
Adjusted net loss	$(7,440)	$(9,253)	$(15,609)	$(20,330)

Adjusted diluted net loss per share	$(0.04)	$(0.05)	$(0.09)	$(0.12)

Diluted weighted average number of common shares outstanding	180,282,904	173,439,391	180,204,334	173,402,611

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used certain non-GAAP measures, including adjusted total revenue, adjusted gross profit, EBITDAS, adjusted EBITDAS, adjusted net loss and adjusted diluted net loss per share. In 2016, the Company began utilizing an alternative financing structure for its customer Power Purchase Agreement (PPA) deployments that requires different accounting treatment compared to the prior structure under which the Company recognized upfront revenue for GenDrive shipments and hydrogen infrastructure deployed. The non-GAAP measures are a result of adjusting the revenue associated with PPA’s in the second quarter to reflect those transactions as if the PPA’s were financed under the same type of financing arrangement used in 2015.  Accordingly, the non-GAAP measures reflect upfront revenue recognition for GenDrive shipments and hydrogen infrastructure deployed.

Management believes that the presentation of these measures is useful for investors when comparing current results to prior period results and also provides greater transparency, including with respect to better understanding deployment of and cost reductions in our fuel cell systems, two important metrics that investors use to assess the Company’s performance. These non-GAAP results are among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s economic performance year over year. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

EBITDAS is defined as net income before interest expense, provision for income taxes, depreciation and amortization expense and stock compensation expense. Adjusted EBITDAS is EBITDAS further adjusted to reflect the upfront revenue recognition as described above. EBITDAS and Adjusted EBITDAS are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDAS and Adjusted EBITDAS are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDAS and Adjusted EBITDAS to evaluate the Company’s historical and prospective financial performance.  In addition, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures.  The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDAS and Adjusted EBITDAS exclude certain expenses, such as depreciation and amortization expense, which represent significant and unavoidable operating costs of our business.  In addition, our measures of EBITDAS and Adjusted EBITDAS are different from those used in the covenants contained in our credit facility. Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDAS and Adjusted EBITDAS only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Media and Investor Relations Contact:
Teal Vivacqua
Plug Power Inc.
Phone: 518.738.0269